Exhibit 10.5

FORM OF INTELLECTUAL PROPERTY MATTERS AGREEMENT dated as of [ ] between SAP SE and QUALTRICS INTERNATIONAL INC.

TABLE OF CONTENTS

PAGE

ARTICLE I
DEFINITIONS

Section 1.1 Definitions	1
Section 1.2 Internal References	5

ARTICLE II
LICENSES

Section 2.1 License to SAP	5
Section 2.2 No Delivery	6
Section 2.3 Sublicensing Rights	6
Section 2.4 Assignment	7
Section 2.5 Bankruptcy Code Designation	7

ARTICLE III
COVENANT NOT TO SUE

Section 3.1 SAP Covenant	7
Section 3.2 No Assignment	8

ARTICLE IV
COVENANTS; RESPONSIBILITIES OF THE PARTIES

Section 4.1 Sale of Intellectual Property Rights	8
Section 4.2 Ownership; Responsibility for Intellectual Property Rights	8
Section 4.3 Notice of Sublicense Restrictions	8
Section 4.4 Encumbrances	8
Section 4.5 IP Cross Licenses	9
Section 4.6 Confidentiality	9

ARTICLE V
REPRESENTATIONS AND WARRANTIES

Section 5.1 Mutual Warranties	9
Section 5.2 Disclaimer	9

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INTELLECTUAL PROPERTY MATTERS AGREEMENT
This Intellectual Property Matters Agreement (this “Agreement”) is dated as of the [ ] day of [ ], 202[ ], between SAP SE, a Societas Europaea registered in accordance with the corporate laws of Germany and the European Union (“SAP”), and Qualtrics International Inc., a Delaware corporation (“Qualtrics” with each of SAP and Qualtrics a “Party,” and together, the “Parties”).
RECITALS
WHEREAS, SAP is the indirect beneficial owner of all the issued and outstanding Class B common stock of Qualtrics;
WHEREAS, SAP, through Qualtrics, is engaged in the business of providing a technology platform for experience management, as more completely described in a Registration Statement on Form S-1 (File No. [ ]) filed with the Securities and Exchange Commission under the Securities Act (the “IPO Registration Statement”);
WHEREAS, SAP and Qualtrics currently contemplate that Qualtrics will make an initial public offering (the “IPO”) of its Class A common stock pursuant to the IPO Registration Statement; and
WHEREAS, the Parties intend in this Agreement to set forth the principal arrangements between SAP and Qualtrics regarding the use of certain Intellectual Property Rights as between the Parties from and after the filing of the IPO Registration Statement and the consummation of the IPO.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, for themselves and their respective successors and assigns, hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1Definitions.
(a)As used in this Agreement, the following terms shall have the following meanings, applicable both to the singular and the plural forms of the terms described:
“Affiliate” means any entity controlling, controlled by or under common control with an entity, where “control” will mean ownership, directly or indirectly, of the shares of an entity representing more than 50% of the voting rights in such entity. Notwithstanding the foregoing, neither Qualtrics nor any of its Subsidiaries shall be deemed Affiliates of SAP under this Agreement.

“Authorized Third Parties” means any entity that is authorized by a Party or its Affiliates to exercise any legal rights or to perform any activities with respect to a Party’s products or services, including original equipment manufacturers, integrators, distributors, resellers, customers, partners, contractors, consultants, and users with such authorization, other than an SAP Entity or a Qualtrics Entity.
“Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.
“Change of Control” means the occurrence of any one or more of the following events:
(i)the sale or disposition, in one or a series of related transactions, of all or substantially all of the consolidated assets of the Qualtrics Entities, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than SAP or any of its direct or indirect wholly-owned Subsidiaries;
(ii)any “person” or “group,” other than SAP or any of its direct or indirect wholly-owned Subsidiaries, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting stock of Qualtrics, excluding as a result of any merger or consolidation that does not constitute a Change of Control pursuant to clause (c);
(iii)any merger or consolidation of Qualtrics with or into any other person, unless immediately thereafter SAP or any of its direct or indirect wholly-owned Subsidiaries beneficially owns a majority of the outstanding shares of the common stock (or equivalent voting securities) of the surviving or successor entity (or the parent entity thereof); or
(iv)SAP or any of its direct or indirect wholly-owned Subsidiaries ceases to have the ability to cause the election of that number of members of the board of directors of Qualtrics who would collectively have the right to vote a majority of the aggregate number of votes represented by all of the members of the board of directors of Qualtrics.
“Distribution Agreement” means the Distribution Agreement between the Parties of even date herewith.
“Governmental Authority” shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority, or any arbitration or mediation tribunal or panel.
“Improvement” means any modification, improvement or derivative work to or of any Intellectual Property Right.

“Intellectual Property Rights” means patents of any type, design rights, utility models or other similar invention rights, copyrights, mask work rights, trade secret rights, trademarks, trade names and service marks and any other intangible property rights, including applications and registrations for any of the foregoing, in any country, arising under statutory or common law or by contract and whether or not perfected, now existing or hereafter filed, issued, or acquired.
“Laws” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Liabilities” means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.
“Master Transaction Agreement” means the Master Transaction Agreement between the Parties of even date herewith.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.
“Qualtrics Entities” means Qualtrics and its Subsidiaries and any entity which becomes a Subsidiary of Qualtrics after the date hereof, and “Qualtrics Entity” means any one of the Qualtrics Entities.
“Qualtrics IP” means, collectively, the Qualtrics Patents and the Qualtrics Copyrights and Trade Secrets.
“Qualtrics Business” means any business conducted by Qualtrics, including the sale, distribution and support of all products, services and technologies of, offered by or supported by Qualtrics and the Qualtrics Entities; provided, that the Qualtrics Business shall exclude (a) the SAP Business and (b) any third-party business that Qualtrics acquires after the Term that competes with the SAP Business.
“Qualtrics Copyrights and Trade Secrets” means all copyrights and trade secrets owned or controlled by, or licensed through, Qualtrics during the Term that are used in or necessary for the SAP Business, including any and all Improvements to the foregoing. For the avoidance of doubt, Qualtrics Copyrights and Trade Secrets do not include patent or trademark rights.

“Qualtrics Patents” means all patents and patent applications owned or controlled by Qualtrics during the Term, including any patents that issue after the Term that claim priority from such patents and patent applications to the extent such later issued patents provide Qualtrics rights to bring any Action for infringement that occurred during the Term.
“SAP Business” means any business conducted by SAP, including the sale, distribution and support of all products, services and technologies of, offered by or supported by SAP and its Affiliates; provided, that the SAP Business shall exclude the Qualtrics Business.
“SAP Entities” means SAP and its Subsidiaries (other than the Qualtrics Entities) and any entity which becomes a Subsidiary of SAP after the date hereof, and “SAP Entity” means any one of the SAP Entities.
“Subsidiary” means, as to any Person, a corporation, limited liability company, joint venture, partnership, trust, association or other entity in which such Person: (i) beneficially owns, either directly or indirectly, more than 50% of (A) the total combined voting power of all classes of voting securities of such entity, (B) the total combined equity interests, or (C) the capital or profits interest, in the case of a partnership; or (ii) otherwise has the power to vote, either directly or indirectly, sufficient securities to elect a majority of the board of directors or similar governing body. For the avoidance of doubt, for purposes of this Agreement, no Qualtrics Entity shall be deemed to be a Subsidiary of any SAP Entity.
“Third Party” means a Person other than the SAP Entities and the Qualtrics Entities.

(b)Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
AAA	Section 7.3
Agreement	Preamble
Covenant Period	Section 3.1
Dispute	Section 7.1
Executive Escalation	Section 7.2
IPO	Recitals
IPO Registration Statement	Recitals
Licensee	Section 2.3
Licensed Products	Section 2.3
Notice of Arbitration	Section 7.3
Parties	Preamble
Party	Preamble
Qualtrics	Preamble
Qualtrics IP Materials	Section 2.2
SAP	Preamble
Term	Section 6.1
(c)For the purposes of this Agreement, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Master Transaction Agreement.
Section 1.2Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.
ARTICLE II
LICENSES
Section 2.1License to SAP.
(a)Patent License. Qualtrics hereby grants, and agrees to cause any relevant entity within the Qualtrics Entities to grant, to SAP a non-exclusive, irrevocable, perpetual, sublicensable (to the extent provided in Section 2.3), assignable (solely to the extent provided in Section 2.4), royalty-free, worldwide, fully paid-up license under the Qualtrics Patents to make, use, offer to sell, sell (or otherwise offer), and import any products and services that are or were part of the SAP Business at or prior to the expiration of the Term (including natural extensions of such products or services), and the right to have Authorized Third Parties exercise such rights on SAP’s behalf pursuant to a permissible sublicense in accordance with Section 2.3.

(b)License to Copyrights and Trade Secrets. Qualtrics hereby grants, and agrees to cause any relevant entity within the Qualtrics Entities to grant, to SAP a non-exclusive, irrevocable, perpetual, sublicensable (to the extent provided in Section 2.3), assignable (solely to the extent provided in Section 2.4), royalty-free, worldwide, fully paid-up license under the Qualtrics Copyrights and Trade Secrets to use, copy, distribute, publicly perform, publicly display, modify and prepare derivative works of any such Qualtrics Copyrights and Trade Secrets solely in connection with the operation of the SAP Business and the right to have Authorized Third Parties exercise such rights on SAP’s behalf pursuant to a permissible sublicense in accordance with Section 2.3. Notwithstanding the foregoing, the license to Qualtrics Copyrights and Trade Secrets granted hereunder (i) does not include the right to market, sell or distribute any product(s) or service(s) of the Qualtrics Business; and (ii) does not extend to the development, creation, marketing, sale or distribution of any product or service that is (A) substantially similar to product(s) or services of the Qualtrics Business and (B) constituted, contains or is derived from a material portion of the Qualtrics Copyrights and Trade Screts. SAP will take measures to protect the confidentiality, ownership and enforceability of any licensed Qualtrics Copyrights and Trade Secrets that are commensurate with the measures SAP uses to protect its own copyrights and trade secrets.
(c)Reservation of Rights. SAP acknowledges and agrees that no right, title or interest in or to the Qualtrics IP is granted by Qualtrics except as expressly set forth in this Section 2.1. SAP shall not use the Qualtrics IP beyond the scope of, or for any other purposes than as set forth in the licenses granted in this Section 2.1.
(d)Third Party Intellectual Property Rights. SAP acknowledges and agrees that the licenses granted in this Section 2.1 shall not include any Third Party Intellectual Property Rights that are licensed to Qualtrics and are not sublicenseable to SAP or which are sublicensable to SAP but for which SAP has not elected in writing to receive a sublicense. Notwithstanding the foregoing, to the extent Third Party Intellectual Property Rights are included in the licenses granted to SAP in this Section 2.1, SAP acknowledges and agrees that the rights granted to SAP with respect to the portion of Qualtrics IP consisting of Third Party Intellectual Property Rights are conditioned upon SAP’s compliance with the terms of the applicable agreements governing such Intellectual Property Rights between Qualtrics and such Third Parties (including payment of royalties).
Section 2.2No Delivery. SAP acknowledges and agrees that the licenses granted by Qualtrics hereunder do not require Qualtrics to deliver or provide to the SAP Entities any documents, technology, specifications, designs, source code, object code, training or other materials containing or embodying the Qualtrics IP (collectively, the “Qualtrics IP Materials”), and SAP hereby agrees not to request or require disclosure of a material portion of the Qualtrics IP Materials to any SAP Entity or Third Party outside the scope of joint development or cooperation efforts between SAP Entities and Qualtrics Entities.
Section 2.3Sublicensing Rights. The grant of the licenses in this Article II includes the right to grant sublicenses within the scope of such license to: (a) any SAP Entity (each, a “Licensee”); (b) any Third Party engaged by a Licensee to provide development, support or other services relating to any SAP Business product within the scope of the Licensee’s license (“Licensed Products”) for or on behalf of the Licensee; (c) any bona fide distributor or reseller of Licensed Products, but only to the extent necessary for such distributor or reseller to distribute and resell the Licensed Products; and (d) any end users of the Licensed Products, but only to the extent necessary for such end users to use the Licensed Products.
Section 2.4Assignment. The licenses set forth in this Article II may be assigned without consent from Qualtrics by SAP to any SAP Entity or (with notice to Qualtrics where permitted by applicable law and contracts by which SAP is bound and advance notice to Qualtrics where commercially reasonable) to any direct or indirect successor to all or substantially all of the business of SAP or to any acquirer of SAP (by merger, stock purchase or other form of transaction), which successor shall thereafter be deemed substituted as the Party hereto, effective upon such assignment, subject to written acceptance of such assignment by such successor; provided, that the definition of “SAP Business” as used throughout this Agreement shall be fixed to mean SAP Business as it existed prior to such acquisition or transaction. Notwithstanding anything in this Section 2.4 to the contrary, SAP’s rights to assign or sublicense any of the rights granted in this Article II shall not be deemed or interpreted to grant SAP the right to authorize any third party to exercise rights under such licenses to the extent that such exercise would be in excess of the rights expressly granted to SAP under this Agreement.
Section 2.5Bankruptcy Code Designation. The licenses granted in this Article II are licenses to “intellectual property” as the term is defined in 11 U.S.C. Section 101(35A) of the United States Code. All written agreements entered into in connection with the Parties’ performances hereunder from time to time shall be considered agreements “supplementary” to this Agreement for purposes of said Section 365(n).
ARTICLE III
COVENANT NOT TO SUE
Section 3.1SAP Covenant. SAP, on behalf of itself and the SAP Entities, covenants that, for a period of seven years following the expiration of the Term (the “Covenant Period”), neither it nor any SAP Entity will sue, threaten to sue, or cause or assist a Third Party in suing or threatening to sue (a) Qualtrics, (b) any Qualtrics Entity that is a Qualtrics Entity at the time of such expiration of the Term, (c) any Qualtrics Entity that is newly formed after the expiration of the Term as part of the natural growth of Qualtrics’ operations and governance and not as part of external mergers, acquisitions, investments or other similar activities; provided, that such newly formed Qualtrics Entity is not the assignee of pre-existing Qualtrics assets (that were not otherwise covered by this covenant) or third-party assets or, (d) subject to SAP’s written approval, any other Qualtrics Entity, or in each case their respective Authorized Third Parties, for any claim that the making, use, offer for sale, sale, import or distribution of any products or services that are or were part of the Qualtrics Business at or prior to the date of such expiration (including natural extensions of such products or services) infringes or violates any patent or patent application that is owned or controlled by SAP as of the date of such expiration, including any patents that issue after the Term that claim priority from such patents and patent applications to the extent such later issued patents provide SAP rights to bring any Action for infringement that occurred during the Term. For the avoidance of doubt, such covenant will (i) also prohibit such suits, threats, causation or assistance after the Covenant Period to the extent they are for damages or claims for relief that arise from or relate to actions occurring during the Covenant Period, and (ii) not extend to any Third-Party products or services.
Section 3.2No Assignment. The rights set forth in this Article III may not be assigned or transferred, whether in whole or in part and whether by merger, stock purchase or other form of transaction, without prior written consent from SAP, and any attempt by Qualtrics to assign the rights granted hereunder in violation of this Section 3.2 shall be void and of no effect. For the avoidance of doubt, upon a Change of Control, the rights set forth in this Article III will remain in full force and effect with respect to Qualtrics Entities (to the extent applicable, pursuant to the terms of this Article III), but will not be transferred to Qualtrics’ new parent (or other Affiliates of the new parent) or shareholders.
ARTICLE IV
COVENANTS; RESPONSIBILITIES OF THE PARTIES
Section 4.1Sale of Intellectual Property Rights. Should Qualtrics sell, transfer or otherwise dispose of its rights in any of the Qualtrics IP, Qualtrics shall (a) ensure that the acquirer shall execute a written undertaking acknowledging the licenses granted to SAP pursuant to this Agreement, including without limitation all licenses granted hereunder, (b) following a Change of Control, provide notice to SAP of such sale, transfer or other disposal, and (c) upon SAP’s request, promptly provide a copy of such undertaking to SAP. For the avoidance of doubt, such written undertaking shall not be required by the mere non-exclusive license of Qualtrics IP (or other similar transaction) in the ordinary course of business without transfer of ownership.
Section 4.2Ownership; Responsibility for Intellectual Property Rights. As between the Parties, each Party owns and shall continue to own their respective Intellectual Property Rights, including all Improvements thereto, regardless of whether such Improvements are created or developed by the other Party or its Affiliates. Each Party shall assign and hereby assigns all right, title and interest in and to any and all such Improvements to the other Party’s Intellectual Property Rights to such other Party. Each Party shall have the right (but not the obligation) to prepare, file, prosecute, issue, maintain, assign, dispose of, enforce, abandon and terminate its own Intellectual Property Rights at its sole discretion and expense.
Section 4.3Notice of Sublicense Restrictions. To the extent Qualtrics has knowledge that any Third-Party Intellectual Property Rights sublicensed by Qualtrics to SAP under this Agreement are used in connection with any products or services of the SAP Business, Qualtrics shall notify SAP in writing of such Third-Party Intellectual Property Rights, along with any restrictions, limitations and payment obligations associated therewith.
Section 4.4Encumbrances. Except as expressly provided in Section 4.5 below, neither Party will take any action that will require a license or assignment of any of the other Party’s Intellectual Property Rights, including (a) licensing or distributing any of the other Party’s products that are not authorized under the Distribution Agreement, (b) subjecting any of the other Party’s Intellectual Property Rights to any standards organization or open source license, or (c) including the other Party’s Intellectual Property Rights in any general or portfolio-wide licensed granted by such Party.
Section 4.5IP Cross Licenses. Notwithstanding the provisions of Section 4.4, during the Term as set forth in Section 6.1, SAP may include Qualtrics Patents in any general or portfolio-wide cross-licenses of Intellectual Property Rights entered into between SAP and Third Parties. If SAP includes Qualtrics Patents in any such general or portfolio-wide license, SAP will, (a) give Qualtrics notice of any such inclusion and, to the extent commercially reasonable, provide Qualtrics advance notice thereof, (b) disclose the terms of such cross-license to Qualtrics where permissible by applicable law and contracts by which SAP is bound; provided, that SAP will use commercially reasonable efforts to be able to make such disclosure, and (c) ensure that, to the extent such cross-license includes the Qualtrics Patents, the benefit of such cross license extends to Qualtrics to substantially the same extent it extends to SAP Entities, and ensure that the duration of such benefit to Qualtrics is the same as the duration of the license of the Qualtrics Patents.
Section 4.6Confidentiality. The following provisions of the Master Transaction Agreement are hereby incorporated by reference, mutatis mutandis: Section 3.5.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Section 5.1Mutual Warranties. Each Party represents and warrants that: (a) it and its Affiliates have not and will not enter into any agreements, obligations, or commitments with any third party that conflict in any way with their obligations under this Agreement; (b) it has the full right, power, and authority to execute and deliver this Agreement and to perform its terms; (c) the execution and delivery of this Agreement and the consummation of the transactions required by this Agreement will not violate or conflict with any charter provision or bylaw of a Party or any of its Affiliates; and (d) this Agreement is enforceable against each Party according to its terms.
Section 5.2Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR THE MASTER TRANSACTION AGREEMENT, NO EXPRESS OR IMPLIED WARRANTIES ARE GIVEN BY EITHER PARTY OR ITS AFFILIATES WITH RESPECT TO ANY INTELLECTUAL PROPERTY RIGHTS OR ANY OTHER MATTER OR SUBJECT ARISING OUT OF THIS AGREEMENT, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ANY IMPLIED WARRANTY ARISING OUT OF COURSE OF DEALING OR USAGE OF TRADE, OR REGARDING THE VALIDITY, REGISTRABILITY, SCOPE, ENFORCEABILITY OR NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS SUBJECT TO THIS AGREEMENT.

ARTICLE VI
TERM AND TERMINATION
Section 6.1Term. This Agreement and the rights and licenses granted hereunder shall become effective on the Effective Date and shall continue in effect until Qualtrics undergoes a Change of Control (the “Term”).
Section 6.2No Other Termination. The licenses granted by Qualtrics and the Qualtrics Entities hereunder shall be irrevocable and perpetual (or for the life of the Qualtrics Patents) and shall not be terminable by Qualtrics or the Qualtrics Entities, and the licenses and covenants granted under this Agreement shall continue in full force and effect in accordance with the applicable terms thereof, notwithstanding any material breach of any term hereof by any Party hereto. Nothing herein will be construed as a waiver of the right of either Party to seek equitable or other relief to ensure compliance with the license restrictions set forth in this Agreement.
Section 6.3Effect of Termination. Upon expiration of the Term, the licenses granted to SAP under Section 2.1 shall continue, and the covenant made by SAP under Section 3.1 shall apply, in each case, in accordance with the terms of this Agreement.
Section 6.4Survival. In addition to the provisions referenced in Section 6.3, the provisions of Articles I, II, III, VI, VII and VIII, and Sections 4.1 (for so long as SAP has ongoing rights under Section 2.1), 4.2, 4.6 and 5.2, shall survive any termination or expiration of this Agreement.
ARTICLE VII
DISPUTE RESOLUTION
Section 7.1Notice of Dispute. The Parties shall attempt to resolve any dispute, claim or controversy arising under, out of or in connection with this Agreement (a “Dispute”) amicably. In no event shall any Party commence any judicial or arbitral proceeding against another Party without first providing to the other Party to the Dispute written notice of the Dispute with sufficient detail, including reference to the contractual provisions at issue, to allow the other Party to evaluate the dispute and negotiate its resolution.
Section 7.2Executive Escalation. Upon receipt of a notice of Dispute as described in Section 7.1, the Dispute will be referred to the executive management representatives designated by each Party (“Executive Escalation”). Such representatives shall meet in person or by telephone (including videoconference) and in good faith attempt to settle the Dispute.
Section 7.3Binding Arbitration. If the Dispute has not been resolved by Executive Escalation for any reason (including a refusal by one or more Parties to participate in negotiations and discussions), within 120 days (which timeframe may be extended as mutually agreed by the Parties) of receipt of a notice of Dispute, either Party may refer the Dispute to final and binding arbitration administered under the commercial rules of the American Arbitration

Association (“AAA”), including its expedited procedures, except as modified herein, by sending a written notice of its intent to arbitrate to the other Party, (the “Notice of Arbitration”). Notwithstanding the foregoing, the following Disputes will not be subject to arbitration but will be determined by a court of competent jurisdiction as described in Section 8.12: (a) any Dispute arising out of or based upon fraud, intentional misrepresentation or intentional breach of covenant, for which a Party may pursue all available remedies in any court of competent jurisdiction or by arbitration as provided for in Section 8.02 and (b) any determination of the applicability of any of the foregoing exceptions to the agreement to arbitrate.
Section 7.4Procedure. There shall be three arbitrators: one appointed by SAP, one appointed by Qualtrics, and one appointed by the other two arbitrators. If the Parties are unable to agree upon arbitrators within 30 days of the receipt of the Notice of Arbitration, either Party may request the AAA to appoint the arbitrators. The language of arbitration shall be English. The place of arbitration shall be in New York, New York, unless otherwise agreed upon by the Parties. The award rendered by the arbitrator shall be final and binding on the Parties and shall be deemed enforceable in any court having jurisdiction thereof. The arbitrator shall have only the power to award damages, injunctive relief and other remedies to the extent the same would be available in a court of Law having jurisdiction of the matter. The arbitrator shall have the power to compel such discovery or production of relevant documents as is appropriate to the purposes of the arbitration in accomplishing fair, speedy and cost-effective confidential resolution of disputes. All discovery activities shall be expressly limited to matters directly relevant to the dispute being arbitrated. The arbitrator shall have no power to award: (i) damages in excess of or in contravention of this Article VII or (ii) attorneys’ fees or costs. The arbitrator shall promptly commence the arbitral proceeding and issue a written and reasoned award as promptly as is reasonable under the circumstances, but no later than six months after his or her appointment, unless the arbitrator determines that the interest of justice requires that this period be extended. All statutes of limitation applicable to any dispute shall apply to any arbitration proceeding. Judgment upon any award rendered in arbitration may be entered in any court having jurisdiction. Each Party acknowledges that it is giving up judicial rights to a jury trial under the foregoing provision.
Section 7.5No Limitation on Provisional Injunctive Relief. Nothing in this Agreement shall restrict or delay the ability of any Party to seek provisional injunctive relief from any federal or state court of competent jurisdiction located in Delaware, as set forth in Section 8.12. Without limitation to the above, each Party acknowledges that the unauthorized use or disclosure of the other Party’s confidential information or misuse of such Party’s Intellectual Property Rights could cause the non-breaching Party to incur irreparable harm and significant damages, the degree of which may be difficult to ascertain. Accordingly, each Party agrees that the non-breaching Party in such event shall have the right to seek immediate provisional relief to enjoin any unauthorized use or disclosure of its confidential information or Intellectual Property Rights, in addition to any other rights and remedies that it may have at Law or otherwise.

ARTICLE VIII
MISCELLANEOUS
Section 8.1Consent. Any consent of either Party pursuant to this Agreement shall not be effective unless it is in writing and evidenced by the signature of the General Counsel or another duly authorized signatory of such Party (or such other Person that the General Counsel has specifically authorized in writing to give such consent).
Section 8.2Limitation on Liability. IN NO EVENT SHALL A PARTY BE LIABLE TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES IN ANY WAY RELATED TO OR ARISING FROM THIS AGREEMENT OR ANY INTELLECTUAL PROPERTY RIGHTS LICENSED OR OTHERWISE PROVIDED HEREUNDER, UNDER ANY THEORY OF LAW, INCLUDING, CONTRACT, TORT OR STRICT LIABILITY, WHETHER OR NOT THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Section 8.3Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires. The terms “hereof,” “herein” and “herewith” and words of similar import, unless otherwise stated, shall be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference herein to this Agreement, unless otherwise stated, shall be construed to refer to this Agreement as amended, supplemented or otherwise modified from time to time. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified. The word “or” shall not be exclusive.
Section 8.4Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither Party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other Party, and any such assignment shall be void; provided, however, that either Party may assign this Agreement to a successor entity in conjunction with such Party’s reincorporation in another jurisdiction or into another business form
Section 8.5Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
Section 8.6Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 8.7Severability. If any term or other provision of this Agreement is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.
Section 8.8Failure or Indulgence not Waiver; Remedies Cumulative. No failure or delay on the part of either Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
Section 8.9Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Person. No such Third Party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party hereto.
Section 8.10Notices. Notices, offers, requests or other communications required or permitted to be given by any Party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:
(a)If to SAP, to:
SAP SE
Dietmar-Hopp-Alee 16
Germany - 69190
Attention: Jochen Scholten
E-mail:

(b)If to Qualtrics, to:
Qualtrics International Inc.
333 W River Park Dr
Provo, UT 84604
Attention: Legal Department
E-mail:

or to such other address as the Party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice shall be sent by hand delivery, internationally recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested and, in any event, shall be concurrently sent by e-mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted electronically; one working day after it is sent, if sent by internationally recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.
Section 8.11Governing Law. This Agreement, including the validity hereof and the rights and obligations of the Parties hereunder, shall be construed in accordance with, and all Disputes arising out of or relating to this Agreement shall be governed by, the laws of the State of Delaware applicable to contracts made and to be performed entirely in such State (without giving effect to the conflicts of laws provisions thereof).
Section 8.12Consent to Jurisdiction. THE PARTIES AGREE THAT JURISDICTION AND VENUE IN ANY ACTION BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE. EACH PARTY ALSO AGREES NOT TO BRING ANY ACTION (OTHER THAN APPEALS) IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH ACTION. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH ACTION. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT.
Section 8.13Waiver of Jury Trial. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER COMPANY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO

ENFORCE THE FOREGOING WAIVER, (B) EACH OF THE PARTIES UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH OF THE PARTIES MAKES THIS WAIVER VOLUNTARILY AND (D) EACH OF THE PARTIES HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.13.
Section 8.14Amendment. This Agreement may be amended only by an instrument in writing signed by or on behalf of each of the Parties.
Section 8.15Authority. Each of the Parties represent to the other Party that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equity principles.
Section 8.16Master Transaction Agreement. In the event there is any inconsistency between the provisions of this Agreement and the provisions of the Master Transaction Agreement, the provisions of this Agreement shall govern.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized representatives as of the date first set forth above.

SAP SE

By:
Name:
Title:

By:
Name:
Title:

QUALTRICS INTERNATIONAL INC.

By:
Name:
Title:
[Signature Page to Intellectual Property Matters Agreement]